EXHIBIT 5.1






February 15, 2001


Corgenix Medical Corporation
12061 Tejon Street
Westminster, Colorado 80234


      Re:  Sale of Common Stock Pursuant to Registration Statement on Form S-8

Ladies and Gentlemen:

      We have acted as counsel to Corgenix Medical Corporation (the "Company") in connection with the registration by the Company of 1,250,000 shares of Common Stock, $.001 par value (the "Shares"), described in the Registration Statement on Form S-8 of the Company being filed with the Securities and Exchange Commission concurrently herewith. The Shares have been or may be issued by the Company upon exercise of options or warrants that have been or may be granted under the Company's Employee Stock Purchase Plan, the Company's Stock Compensation Plan or the Company's 1999 Incentive Stock Plan (collectively, the "Plans"). This opinion is delivered to you pursuant to Item 601(b)(5) of Registration S-B under the Securities Act of 1933, as amended. With your permission, all assumptions and statements of reliance herein have been made without independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied on. In connection with this opinion, we have investigated such questions of law and examined certain corporate records and proceedings of the Company, including actions taken by the Company's Board of Directors in respect of the authorization and issuance of the Shares and such other matters as we deemed necessary and appropriate for the purposes of this opinion.

      Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and paid for (with the consideration received by the Company being not less than the par value thereof) in accordance with the Plans and any agreement applicable to the shares, will be validly issued, fully paid and non-assessable.

      We hereby consent to be named in the Registration Statement and in the Prospectus constituting a part thereof, as amended from time to time, as the attorneys who will pass upon legal matters in connection with the issuance of the Shares, and to the filing of this opinion as an exhibit to the aforesaid Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules of the Securities and Exchange Commission.

                                Very truly yours,


                                 DAVIS GRAHAM & STUBBS LLP


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